UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2008

ARGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 401, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 315-0027

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities

On July 2, 2008, Argan, Inc. (the “Company”) announced that it had completed a private placement of 2.2 million shares of its common stock, par value $.15 (the “Shares”), to investors at a price of $12.00 per share, yielding aggregate gross proceeds of $26.4 million. Net proceeds realized by the Company in connection with the private placement were approximately $25 million. A copy of the press release announcing the private placement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The private placement of the Shares was made pursuant to Subscription and Investment Agreements entered into by the Company each of the investors The Company will issue the Shares pursuant to an exemption to the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. In addition, the Company has agreed, pursuant to the Subscription and Investment Agreement, to file a registration statement under the Securities Act relating to the resale of the Shares. A form of the Subscription and Investment Agreement is filed herewith as Exhibit 4.1.

The sole placement agent in connection with the private placement was Allen & Company LLC. Allen & Company LLC is an existing shareholder in the Company and has an employee on the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Subscription and Investment Agreement

99.1	Press Release from Argan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: July 7, 2008	By:	/s/ Arthur F. Trudel
Arthur F. Trudel Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Subscription and Investment Agreement

99.1	Press Release from Argan, Inc.